 GLOBALSTAR ANNOUNCES 2015 FIRST QUARTER RESULTS

Covington, LA - (May 7, 2015) - Globalstar, Inc. (NYSE MKT: GSAT) today announced its financial and operating results for the three-month period ended March 31, 2015.

Jay Monroe, Chairman and CEO of Globalstar, commented, “The Company continued its progress across our areas of focus in the first quarter including our geographical expansion efforts, new product development, ground system upgrades and our ongoing spectrum proceeding before the FCC. We continue to make disciplined investment decisions as we build and grow the Company’s operations including our expanded sales and marketing efforts and we remain focused on the continued growth of our subscriber base to drive increased recurring revenue. Consolidated Duplex and SPOT gross additions increased 39% and 33% over the prior year period, which represent positive leading indicators of our success in non-traditional markets. However, the strong US dollar provided significant headwinds when our revenue growth abroad was translated into US dollar denominated revenue. While we have made incremental improvements over the past year to our product suite, this year we will see material enhancements in the functionality, size and pricing of our leading SPOT and Simplex products and will introduce new Duplex products based on our second-generation ground segment in less than one year. These efforts are all happening concurrently with continued progress in the FCC process including our successful demonstration of TLPS in March.”

FIRST QUARTER FINANCIAL REVIEW

Revenue

Revenue improved to $21.0 million for the first quarter of 2015 from $20.5 million for the first quarter of 2014, which was driven primarily by a 12% increase in the total subscriber base from March 31, 2014 to March 31, 2015. The material appreciation of the U.S. dollar over the past twelve months negatively impacted first quarter revenue by approximately $1.0 million. Worldwide activations continued to increase significantly; however, the adverse impact of converting our international subsidiaries' revenue at a lower exchange rate offset the revenue growth that would have otherwise been recognized.

Service revenue was $17.1 million for the first quarter of 2015 compared to $16.2 million for the first quarter of 2014. Notwithstanding an almost $0.7 million decrease in service revenue due to the change in exchange rates discussed above, Duplex, SPOT, and Simplex service revenue increased 5%, 7%, and 23%, respectively, for the three months ended March 31, 2015 compared to the same period in 2014. These increases were predominantly from growth in each subscriber base. A significant increase in mobile hardware sales over the past 12 months, driven by our Latin America markets, led to a 39% increase in Duplex activations during the first quarter of 2015 compared to the first quarter of 2014. Our ending SPOT subscriber base increased 10% from March 31, 2014 to March 31, 2015 due in part to the significant expansion of our SPOT subscribers in Europe and South America. Recent product regulatory certifications in new markets contributed to a more than 100% increase in activations for our SPOT Gen3 and SPOT Trace products during the first quarter of 2015 compared to the first quarter of 2014. Our end-of-period Simplex subscribers increased 15% from March 31, 2014 to March 31, 2015. We continue to experience high demand for our Simplex products in both legacy markets and emerging areas. The increases in Duplex, SPOT and Simplex service revenue were offset partially by a decrease in other service revenue driven from a reduction in wholesale, third-party revenue.

Subscriber equipment sales revenue was $3.9 million in the first quarter of 2015, compared to $4.3 million in the first quarter of 2014, despite a 24% increase in total units sold over these periods. In addition to the adverse impact of the change in exchange rates, which contributed approximately $0.4 million to the decrease in equipment sales revenue, the decline was also attributable to the increased success of our SPOT rebate programs, which reduces revenue recognized from equipment sales.

Net Loss

Net loss was $129.7 million for the first quarter of 2015 as compared to a net loss of $250.5 million for the first quarter of 2014. This fluctuation results primarily from the impact of non-cash derivative losses in the first quarter of 2015 declining by $101.5 million from $209.4 million for the first quarter of 2014 to $107.9 million for the first quarter of 2015. The first quarter of 2015 was also favorably impacted by a lower loss on extinguishment of debt of $10.2 million due to conversions during the first quarter of 2014 that did not recur during 2015. Lower depreciation and interest expense also contributed to the reduction in net loss.

Adjusted EBITDA

Adjusted EBITDA for the three-month periods ended March 31, 2015 and 2014 was $3.1 million and $3.8 million, respectively. The decrease in Adjusted EBITDA was due to a $0.5 million increase in revenue offset by a $1.2 million increase in expenses (both excluding EBITDA adjustments), which was driven primarily by higher sales and marketing expenses. These expenses include subscriber acquisition costs resulting from enhanced advertising efforts, increased dealer commissions, additional global sales and marketing personnel, and successful rebate promotions.

OPERATIONAL AND REGULATORY UPDATE

Ground System Update

Hughes Network Systems, LLC (Hughes) recently completed the installation of Radio Access Networks at High River and Smith Falls, our Canadian gateways, with over-the-air testing at these sites scheduled to be completed in the summer of 2015. Installations remain on schedule to be completed by early 2016 with all over-the-air testing completed within one year. Further, in April 2015, Hughes elected its option to take a substantial portion of its remaining contract payments in the form of Globalstar common stock. The payment milestones to be paid in stock total $15.5 million; the remaining amount due under the contract in cash is $0.8 million. The common stock will be issued pursuant to a registration statement within 60 days of the date of the letter agreement.

With regard to the core network system upgrades, Ericsson, Inc. (Ericsson) completed packet data readiness at the Globalstar testing lab in late March 2015. Ericsson is now completing our Clifton, TX gateway with an expected completion date of June 2015. With newly amended compressed scheduling, hardware at all North American gateways is expected to be ready for service by January 2016, followed by Europe and Brazil by mid-2016.

Demonstration at the Federal Communications Commission

On March 10, 2015, we completed a successful Terrestrial Low Power Service (TLPS) demonstration at the Federal Communications Commission’s (FCC) Technology Experience Center. This demonstration confirmed the compatibility of TLPS with unlicensed services in the 2.4 GHz band. Globalstar has filed its full report and thoroughly responded to concerns from opposing parties.

Mr. Monroe concluded, “2015 is an important year for Globalstar with regard to both the satellite business and the conclusion of our ongoing spectrum proceeding. We can distill our operational strategy to, simply put, new products with increased functionality and the expansion of our operating footprint. In order to achieve these goals, we are completing the second-generation ground upgrades, driving our product development effort both for our current system capabilities and the capabilities of our next generation ground systems, and significantly expanding our sales and marketing resources. We are making significant progress in the spectrum proceeding and dispelling concerns of the opposition. We look forward to the completion of this process in the near-term after the technical review process is completed.”

CONFERENCE CALL
The Company will conduct an investor conference call on May 7, 2015, at 5:00 p.m. Eastern Time to discuss the first quarter 2015 financial results.

Details are as follows:
Conference Call:
5:00 p.m. ET
Investors and the media are encouraged to listen to the call through the Investor Relations section of the Company's website at www.globalstar.com/investors. If you would like to participate in the live question and answer session following the Company's conference call, please dial 1 (800) 446-1671 (US and Canada), 1 (847) 413-3362 (International) and use the participant pass code 3956 3352.

Audio Replay:
A replay of the earnings call will be available for a limited time and can be heard after 7:30 p.m. ET on March 7, 2015. Dial: 1 (888) 843-7419 (US and Canada), 1 (630) 652-3042 (International) and pass code 3956 3352#.

About Globalstar, Inc.
Globalstar provides mobile satellite voice and data services. Globalstar offers these services to commercial customers and recreational consumers in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems, flexible airtime service packages and the SPOT family of mobile satellite consumer products including the SPOT Satellite GPS Messenger. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications. Note that all SPOT products described in this press release are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

Investor contact information:

Email
investorrelations@globalstar.com

Phone
(985) 335-1538

Safe Harbor Language for Globalstar Releases
This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our expectations with respect to actions by the FCC, future increases in our revenue and profitability and other statements contained in this release regarding matters that are not historical facts, involve predictions. Any forward-looking statements made in this press release are accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

GLOBALSTAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue:
Service revenues	$17,107	16,249
Subscriber equipment sales	3,915	4,287
Total revenue	21,022	20,536
Operating expenses:
Cost of services (exclusive of depreciation, amortization, and accretion shown separately below)	7,434	6,938
Cost of subscriber equipment sales	3,131	3,072
Marketing, general and administrative	8,596	7,769
Depreciation, amortization, and accretion	19,046	23,332
Total operating expenses	38,207	41,111
Loss from operations	(17,185)	(20,575)
Other income (expense):
Loss on extinguishment of debt	(65)	(10,195)
Interest income and expense, net of amounts capitalized	(8,517)	(10,921)
Derivative loss	(107,865)	(209,370)
Other	4,133	713
Total other income (expense)	(112,314)	(229,773)
Loss before income taxes	(129,499)	(250,348)
Income tax expense	228	193
Net loss	$(129,727)	$(250,541)

Loss per common share:
Basic	$(0.13)	$(0.29)
Diluted	$(0.13)	$(0.29)

Weighted-average shares outstanding:
Basic	1,000,845	849,321
Diluted	1,000,845	849,321

GLOBALSTAR, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Net Loss	$(129,727)	$(250,541)

Interest income and expense, net	8,517	10,921
Derivative loss	107,865	209,370
Income tax expense	228	193
Depreciation, amortization, and accretion	19,046	23,332
EBITDA	5,929	(6,725)

Non-cash compensation	964	765
Research and development	311	113
Foreign exchange and other	(4,133)	(713)
Loss on extinguishment of debt	65	10,195
Write-off of deferred financing costs	—	194
Adjusted EBITDA (1)	$3,136	$3,829

(1)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, R&D costs associated with the development of new products, and certain other significant charges. Management uses Adjusted EBITDA in order to manage the Company's business and to compare its results more closely to the results of its peers. EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to GAAP measurements, such as net income/(loss). These terms, as defined by us, may not be comparable to a similarly titled measures used by other companies.

The Company uses Adjusted EBITDA as a supplemental measurement of its operating performance. The Company believes it best reflects changes across time in the Company's performance, including the effects of pricing, cost control and other operational decisions. The Company's management uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget. The Company believes that Adjusted EBITDA also is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Adjusted EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the Company's operations. Because Adjusted EBITDA does not account for these expenses, its utility as a measure of the Company's operating performance has material limitations. Because of these limitations, the Company's management does not view Adjusted EBITDA in isolation and also uses other measurements, such as revenues and operating profit, to measure operating performance.

GLOBALSTAR, INC.
SCHEDULE OF SELECTED OPERATING METRICS
(Dollars in thousands, except subscriber and ARPU data)
(unaudited)

	Three Months Ended
	March 31,
	2015		2014
	Service	Equipment	Service	Equipment
Revenue
Duplex	$6,165	$1,509	$5,874	$1,356
SPOT	7,515	1,058	7,039	1,428
Simplex	2,287	1,187	1,865	1,239
IGO	224	122	274	180
Other	916	39	1,197	84
	$17,107	$3,915	$16,249	$4,287

	Reported
Average Subscribers
Duplex	68,509		71,383
SPOT	243,448		222,990
Simplex	287,684		241,038
IGO	38,725		39,309

ARPU (1)
Duplex	$30.00		$27.43
SPOT	10.29		10.52
Simplex	2.65		2.58
IGO	1.92		2.32

	Adjusted (2)
Average Subscribers
Duplex	68,509		58,053
SPOT	243,448		222,990
Simplex	287,684		241,038
IGO	38,725		39,309

ARPU (1)
Duplex	$30.00		$33.73
SPOT	10.29		10.52
Simplex	2.65		2.58
IGO	1.92		2.32

(1)
Average monthly revenue per user (ARPU) measures service revenues per month divided by the average number of subscribers during that month. Average monthly revenue per user as so defined may not be similar to average monthly revenue per unit as defined by other companies in the Company's industry, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company's statement of income. The Company believes that average monthly revenue per user provides useful information concerning the appeal of its rate plans and service offerings and its performance in attracting and retaining high value customers.

(2)
During the first quarter of 2014, the Company deactivated approximately 26,000 suspended or non-paying Duplex subscribers. Adjusted average subscribers in the table above exclude these 26,000 subscribers from the prior periods for comparability.